Exhibit 99.1

WestRock Reports Fiscal 2020 Third Quarter Results

ATLANTA--(BUSINESS WIRE)--August 4, 2020--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal third quarter ended June 30, 2020.

WestRock is executing its differentiated strategy with financial strength and substantial liquidity. Given the uncertainties associated with the severity and duration of the COVID-19 pandemic, the Company is focused on meeting the needs of its customers and supporting the health, safety and well-being of its teammates.

Third quarter of fiscal 2020 financial highlights include:

  Net sales of $4.2 billion decreased by 9.7% compared to the prior year quarter
  $0.69 of earnings per diluted share and $0.76 of adjusted earnings per diluted share compared to $0.98 of earnings per diluted share and $1.11 of adjusted earnings per diluted share in the prior year quarter; up sequentially from $0.57 of earnings per diluted share and $0.67 of adjusted earnings per diluted share in the second quarter
  Segment EBITDA margins improved sequentially across both segments in a rapidly changing economic environment
  Generated net cash provided by operating activities of $740 million
  More than $3.2 billion of availability under long-term committed credit facilities and cash and cash equivalents at June 30, 2020

“Our results for the fiscal third quarter, including our strong cash flow and debt reduction, demonstrate why I am so proud of how the WestRock team is working closely with our customers to help them meet changing demand across a variety of end markets,” said Steve Voorhees, chief executive officer. “We are taking the necessary steps to help our teammates work safely during the pandemic. WestRock remains well positioned with the capabilities, cash flow, liquidity and team to meet the challenges ahead and support our customers, teammates and communities.”

Consolidated Financial Results

WestRock’s performance for the three months ended June 30, 2020 and June 30, 2019 (in millions):

	Three Months Ended
	June 30, 2020	June 30, 2019	Change

Net sales	$4,236.3	$4,690.0	$(453.7)

Segment income	$323.2	$485.3	$(162.1)
Non-allocated expenses	(18.3)	(24.4)	6.1
Depreciation	258.0	274.4	(16.4)
Amortization	107.7	110.9	(3.2)
Segment EBITDA	670.6	846.2	(175.6)
Adjustments (1)	37.2	11.3	25.9
Adjusted Segment EBITDA	$707.8	$857.5	$(149.7)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended June 30, 2020 compared to June 30, 2019:

Net sales decreased $454 million compared to the prior year quarter. Corrugated Packaging segment and Consumer Packaging segment net sales declined $344 million and $98 million, respectively, primarily due to lower selling price/mix on sales, lower volumes, including the impact of COVID-19, and unfavorable foreign currency impact.

Segment income decreased $162 million compared to the prior year quarter. Corrugated Packaging segment income decreased $165 million and Consumer Packaging segment income increased $4 million.

Additional information about the changes in segment net sales and income is included below.

Restructuring and Other Items

Restructuring and other items during the third quarter of fiscal 2020 included the following pre-tax costs:

  $7 million of restructuring costs, primarily related to severance and other employee costs and plant consolidations
  $2 million of integration costs, primarily related to the fiscal 2019 acquisition of KapStone Paper and Packaging Corporation (“KapStone”)

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $740 million in the third quarter of fiscal 2020 compared to $735 million in the prior year quarter.

Total debt was $10.05 billion at June 30, 2020, or $9.84 billion excluding $213 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $9.55 billion net of cash and cash equivalents of $292 million. During the third quarter of fiscal 2020, WestRock invested $244 million in capital expenditures and paid $52 million in dividends to stockholders.

Segment Results

WestRock’s segment performance for the three months ended June 30, 2020 and June 30, 2019 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	June 30, 2020	June 30, 2019	Change

Segment net sales	$2,728.8	$3,072.8	$(344.0)

Segment income	$227.9	$392.7	$(164.8)
Depreciation	175.2	183.2	(8.0)
Amortization	57.9	58.2	(0.3)
Segment EBITDA	461.0	634.1	(173.1)
Adjustments (1)	21.0	10.3	10.7
Adjusted Segment EBITDA	$482.0	$644.4	$(162.4)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended June 30, 2020 compared to June 30, 2019:

Segment net sales decreased $344 million, primarily due to $184 million of lower volumes, including the impact of COVID-19, $134 million of lower selling price/mix on sales and $27 million of unfavorable foreign currency impacts. The Corrugated Packaging segment delivered a Segment EBITDA margin of 16.9% and a North American Adjusted Segment EBITDA margin of 19.8%.

Segment income decreased $165 million, primarily due to the $134 million margin impact of lower selling price/mix, $57 million of lower volumes, including the impact of COVID-19, an estimated $39 million of net cost inflation, $27 million in the aggregate for one-time recognition awards to the Company’s manufacturing and operations teammates and increased costs for safety, cleaning and other items related to COVID-19. These impacts were partially offset by productivity improvements, the decreased impact of maintenance and economic downtime, lower depreciation and amortization, and other items, which totaled $92 million in aggregate.

Consumer Packaging Segment

	Three Months Ended
	June 30, 2020	June 30, 2019	Change

Segment net sales	$1,552.6	$1,650.1	$(97.5)

Segment income	$95.3	$91.0	$4.3
Depreciation	81.4	88.0	(6.6)
Amortization	49.8	52.7	(2.9)
Segment EBITDA	226.5	231.7	(5.2)
Adjustments (1)	16.2	1.6	14.6
Adjusted Segment EBITDA	$242.7	$233.3	$9.4

(1) See Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended June 30, 2020 compared to June 30, 2019:

Segment net sales decreased $98 million, primarily due to $44 million of lower selling price/mix on sales, $38 million of lower volumes, including the impact of COVID-19, and $16 million of unfavorable foreign currency impacts. The Consumer Packaging segment delivered a Segment EBITDA margin of 14.6% and an Adjusted Segment EBITDA margin of 15.6%.

Segment income increased $4 million, primarily due to productivity improvements, net cost deflation, lower depreciation and amortization and decreased outage costs, which totaled $89 million in the aggregate. These impacts were largely offset by the margin impact of lower selling price/mix, lower volumes, including the impact of COVID-19, economic downtime, and other items, which totaled $85 million in aggregate. The other items included one-time recognition awards to the Company’s manufacturing and operations teammates and increased costs for safety, cleaning and other items related to COVID-19, which totaled $20 million in the aggregate.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal third quarter ended June 30, 2020, the impact of COVID-19 on the Company and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Tuesday, August 4, 2020. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-714-0928 (inside the U.S.) or +1 778-560-2887 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 6623657. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that the Company remains well positioned with the capabilities, cash flow, liquidity and team to meet the challenges ahead and support our customers, teammates and communities. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the Company’s ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales	$4,236.3	$4,690.0	$13,107.3	$13,637.4
Cost of goods sold	3,466.3	3,701.1	10,723.5	10,967.1
Gross profit	770.0	988.9	2,383.8	2,670.3
Selling, general and administrative, excluding intangible amortization	390.1	442.4	1,234.4	1,287.4
Selling, general and administrative intangible amortization	99.6	102.4	301.5	297.7
Loss (gain) on disposal of assets	1.0	6.5	(5.9)	(37.3)
Multiemployer pension withdrawal income	(2.0)	(1.7)	(1.1)	(1.7)
Land and Development impairments	-	-	-	13.0
Restructuring and other costs	9.7	17.9	56.2	107.1
Operating profit	271.6	421.4	798.7	1,004.1
Interest expense, net	(92.4)	(111.1)	(283.2)	(317.3)
Loss on extinguishment of debt	(0.6)	(3.2)	(1.1)	(4.7)
Pension and other postretirement non-service income	25.6	18.9	78.4	54.9
Other (expense) income, net	(5.0)	3.7	(9.6)	(2.3)
Equity in income of unconsolidated entities	-	1.7	8.7	8.3
Income before income taxes	199.2	331.4	591.9	743.0
Income tax expense	(19.2)	(77.6)	(123.5)	(187.5)
Consolidated net income	180.0	253.8	468.4	555.5
Less: Net income attributable to noncontrolling interests	(1.5)	(1.2)	(3.3)	(3.4)
Net income attributable to common stockholders	$178.5	$252.6	$465.1	$552.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$178.5	$252.6	$465.1	$552.1
Less: Distributed and undistributed income available to participating securities	-	-	(0.1)	-
Distributed and undistributed income available to common stockholders	$178.5	$252.6	$465.0	$552.1

Diluted weighted average shares outstanding	260.4	258.6	260.2	259.1

Diluted earnings per share	$0.69	$0.98	$1.79	$2.13

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales:

Corrugated Packaging	$2,728.8	$3,072.8	$8,520.8	$8,797.3
Consumer Packaging	1,552.6	1,650.1	4,705.8	4,937.2
Land and Development	-	8.6	18.9	23.3
Intersegment Eliminations	(45.1)	(41.5)	(138.2)	(120.4)
Total net sales	$4,236.3	$4,690.0	$13,107.3	$13,637.4

Income before income taxes:

Corrugated Packaging	$227.9	$392.7	$755.8	$949.8
Consumer Packaging	95.3	91.0	232.3	253.1
Land and Development	-	1.6	1.4	2.8
Total segment income	323.2	485.3	989.5	1,205.7

(Loss) gain on sale of certain closed facilities	-	(2.7)	5.5	47.8
Multiemployer pension withdrawal income	2.0	1.7	1.1	1.7
Land and Development impairments	-	-	-	(13.0)
Restructuring and other costs	(9.7)	(17.9)	(56.2)	(107.1)
Non-allocated expenses	(18.3)	(24.4)	(54.1)	(67.8)
Interest expense, net	(92.4)	(111.1)	(283.2)	(317.3)
Loss on extinguishment of debt	(0.6)	(3.2)	(1.1)	(4.7)
Other (expense) income, net	(5.0)	3.7	(9.6)	(2.3)
Income before income taxes	$199.2	$331.4	$591.9	$743.0

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Consolidated net income	$180.0	$253.8	$468.4	$555.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	365.7	385.3	1,121.4	1,128.1
Cost of real estate sold	-	6.3	16.1	17.3
Deferred income tax expense (benefit)	4.7	(3.2)	16.1	36.4
Share-based compensation expense	68.8	15.8	98.4	51.3
Pension and other postretirement funding more than expense (income)	(19.6)	(17.3)	(60.7)	(44.3)
Multiemployer pension withdrawal income	(2.0)	(1.7)	(1.1)	(1.7)
Land and Development impairments	-	-	-	13.0
Other impairment adjustments	-	0.5	2.2	10.5
Loss (gain) on disposal of plant and equipment and other, net	0.7	6.3	(5.5)	(39.2)
Other, net	(22.1)	(15.2)	(33.4)	(61.5)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	142.8	(23.4)	82.4	93.9
Inventories	(7.5)	28.0	(70.7)	(39.5)
Other assets	34.6	(42.8)	(98.3)	(171.7)
Accounts payable	(133.4)	17.1	(240.1)	(126.3)
Income taxes	(2.0)	(2.5)	15.7	(29.5)
Accrued liabilities and other	129.5	127.6	28.1	7.3
Net cash provided by operating activities	740.2	734.6	1,339.0	1,399.6

Investing activities:
Capital expenditures	(244.0)	(351.4)	(860.2)	(976.8)
Cash paid for purchase of businesses, net of cash acquired	-	(19.0)	-	(3,368.3)
Investment in unconsolidated entities	(0.3)	(10.2)	(1.0)	(10.4)
Proceeds from sale of property, plant and equipment	1.2	3.0	22.5	108.3
Proceeds from property, plant and equipment insurance settlement	1.0	7.7	2.4	16.5
Other, net	6.0	19.8	10.9	30.0
Net cash used for investing activities	(236.1)	(350.1)	(825.4)	(4,200.7)

Financing activities:
Proceeds from issuance of notes	598.6	999.7	598.6	2,498.2
Additions to revolving credit facilities	38.0	-	413.0	192.2
Repayments of revolving credit facilities	(413.2)	(157.2)	(478.2)	(177.2)
Additions to debt	103.0	483.1	683.1	4,441.0
Repayments of debt	(987.6)	(1,455.4)	(1,195.8)	(4,665.0)
Additions (repayments) to commercial paper, net	25.5	(142.7)	(9.3)	445.6
Other debt (repayments) additions, net	(155.1)	29.5	(69.2)	45.9
Issuances of common stock, net of related minimum tax withholdings	3.3	5.4	16.7	8.6
Purchases of common stock	-	-	-	(88.6)
Cash dividends paid to stockholders	(51.9)	(117.0)	(292.6)	(350.7)
Cash distributions paid to noncontrolling interests	(0.7)	(0.6)	(1.4)	(3.4)
Other, net	(19.1)	(10.1)	(17.0)	(7.1)
Net cash (used for) provided by financing activities	(859.2)	(365.3)	(352.1)	2,339.5
Effect of exchange rate changes on cash and cash equivalents	6.4	5.7	(21.6)	3.9
(Decrease) increase in cash and cash equivalents and restricted cash	(348.7)	24.9	139.9	(457.7)
Cash and cash equivalents, and restricted cash at beginning of period	640.2	154.2	151.6	636.8
Cash and cash equivalents, and restricted cash at end of period	$291.5	$179.1	$291.5	$179.1

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$15.8	$83.8	$90.9	$178.1
Interest, net of amounts capitalized	$47.0	$47.0	$251.4	$249.9

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$291.5	$151.6
Accounts receivable (net of allowances of $72.0 and $53.2)	2,083.2	2,193.2
Inventories	2,137.7	2,107.5
Other current assets	490.2	496.2
Assets held for sale	3.3	25.8
Total current assets	5,005.9	4,974.3

Property, plant and equipment, net	10,922.6	11,189.5
Goodwill	7,270.5	7,285.6
Intangibles, net	3,749.4	4,059.5
Restricted assets held by special purpose entities	1,269.2	1,274.3
Prepaid pension asset	305.9	224.7
Other assets	1,754.1	1,148.8
Total Assets	$30,277.6	$30,156.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$213.1	$561.1
Accounts payable	1,513.5	1,831.8
Accrued compensation and benefits	377.2	470.4
Other current liabilities	683.1	571.8
Total current liabilities	2,786.9	3,435.1
Long-term debt due after one year	9,840.3	9,502.3
Pension liabilities, net of current portion	271.3	294.0
Postretirement medical liabilities, net of current portion	151.9	162.1
Non-recourse liabilities held by special purpose entities	1,138.7	1,145.2
Deferred income taxes	2,888.2	2,878.0
Other long-term liabilities	1,468.8	1,053.9
Redeemable noncontrolling interests	1.6	1.9

Total stockholders' equity	11,713.1	11,669.9
Noncontrolling interests	16.8	14.3
Total Equity	11,729.9	11,684.2
Total Liabilities and Equity	$30,277.6	$30,156.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings per Diluted Share are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended June 30, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$199.2	$(19.2)	$180.0
COVID-19 manufacturing and operations bonus	16.5	15.1	-	31.6	(7.7)	23.9
Restructuring and other items	n/a	n/a	n/a	9.7	(2.4)	7.3
North Charleston and Florence transition and
reconfiguration costs (2)	5.8	-	-	6.3	(1.5)	4.8
Losses at closed plants, transition and start-up costs (2)	2.4	2.4	-	5.6	(1.2)	4.4
Direct costs from Hurricane Michael	0.5	-	-	0.5	(0.1)	0.4
Loss on extinguishment of debt	n/a	n/a	n/a	0.6	(0.2)	0.4
Adjustment related to Tax Cuts and Jobs Act	n/a	n/a	n/a	-	(16.4)	(16.4)
Brazil indirect tax (3)	(4.2)	-	-	(9.9)	3.3	(6.6)
Other	-	(1.3)	-	0.9	(0.3)	0.6
Adjustments/ Adjusted Results	$21.0	$16.2	$-	$244.5	$(45.7)	$198.8
Noncontrolling interests						(1.5)
Adjusted Net Income						$197.3

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

	Three Months Ended June 30, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$331.4	$(77.6)	$253.8
Restructuring and other items	n/a	n/a	n/a	17.9	(4.0)	13.9
Direct costs from Hurricane Michael, net of
related proceeds	3.6	-	-	3.6	(0.9)	2.7
Accelerated depreciation on major capital projects and
certain plant closures (2)	n/a	n/a	n/a	9.4	(2.3)	7.1
Losses at closed plants, transition and start-up costs (2)	6.7	1.1	-	8.6	(2.7)	5.9
Loss on sale of certain closed facilities	n/a	n/a	n/a	2.7	(0.7)	2.0
Loss on extinguishment of debt	n/a	n/a	n/a	3.2	(0.7)	2.5
Land and Development operating results	n/a	n/a	(1.6)	(1.6)	0.4	(1.2)
Other	-	0.5	1.0	1.5	(0.4)	1.1
Adjustments/ Adjusted Results	$10.3	$1.6	$(0.6)	$376.7	$(88.9)	$287.8
Noncontrolling interests						(1.2)
Adjusted Net Income						$286.6

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense benefit" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.

	Three Months Ended March 31, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$206.7	$(57.8)	$148.9
Restructuring and other items	n/a	n/a	n/a	16.4	(3.9)	12.5
North Charleston and Florence transition and
reconfiguration costs (2)	19.6	-	-	21.8	(5.4)	16.4
Losses at closed plants, transition and start-up costs (2)	6.8	1.5	-	9.1	(2.5)	6.6
Accelerated depreciation on major capital projects
and certain plant closures (2)	n/a	n/a	n/a	5.5	(1.3)	4.2
Litigation recovery	(7.2)	(4.3)	-	(11.5)	2.8	(8.7)
Gain on sale of certain closed facilities	n/a	n/a	n/a	(5.0)	1.2	(3.8)
Hurricane Michael recovery of direct costs, net	(0.6)	-	-	(0.6)	0.2	(0.4)
Loss on extinguishment of debt	n/a	n/a	n/a	0.5	(0.1)	0.4
Brazil indirect tax (3)	(0.4)	-	-	(1.3)	0.3	(1.0)
Multiemployer pension withdrawal expense	n/a	n/a	n/a	0.9	(0.2)	0.7
Other	-	0.8	-	0.8	(0.2)	0.6
Adjustments/ Adjusted Results	$18.2	$(2.0)	$-	$243.3	$(66.9)	$176.4
Noncontrolling interests						(0.8)
Adjusted Net Income						$175.6

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	June 30, 2020	June 30, 2019	March 31, 2020

Earnings per diluted share	$0.69	$0.98	$0.57

COVID-19 manufacturing and operations bonus	0.09	-	-
Restructuring and other items	0.03	0.05	0.04
North Charleston and Florence transition
and reconfiguration costs	0.02	-	0.06
Losses at closed plants, transition and start-up costs	0.02	0.03	0.03
Accelerated depreciation on major capital projects
and certain plant closures	-	0.03	0.02
Loss (gain) on sale of certain closed facilities	-	0.01	(0.02)
Direct costs from Hurricane Michael, net of related proceeds	-	0.01	-
Loss on extinguishment of debt	-	0.01	-
Adjustment related to Tax Cuts and Jobs Act	(0.06)	-	-
Litigation recovery	-	-	(0.03)
Brazil indirect tax	(0.03)	-	-
Land and Development operating results	-	(0.01)	-
Other	-	-	-
Adjusted earnings per diluted share	$0.76	$1.11	$0.67

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarters ended June 30, 2020, June 30, 2019 and March 31, 2020 (in millions, except percentages):

Reconciliation for the Quarter Ended June 30, 2020

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,728.8	$1,552.6	$-	$(45.1)	$4,236.3
Less: Trade sales	(94.7)	-	-	-	(94.7)
Adjusted Segment Sales	$2,634.1	$1,552.6	$-	$(45.1)	$4,141.6

Segment income (1)	$227.9	$95.3	$-	$-	$323.2
Non-allocated expenses	-	-	-	(18.3)	(18.3)
Depreciation & amortization	233.1	131.2	-	1.4	365.7
Segment EBITDA	461.0	226.5	-	(16.9)	670.6
Adjustments (2)	21.0	16.2	-	-	37.2
Adjusted Segment EBITDA	$482.0	$242.7	$-	$(16.9)	$707.8

Segment EBITDA Margins	16.9%	14.6%
Adj. Segment EBITDA Margins	18.3%	15.6%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 11 for adjustments

Corrugated Reconciliation for the Quarter Ended June 30, 2020
	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,392.5	$87.8	$248.5	$2,728.8
Less: Trade sales	(94.7)	-	-	(94.7)
Adjusted Segment Sales	$2,297.8	$87.8	$248.5	$2,634.1

Segment income (2)	$213.6	$13.7	$0.6	$227.9
Depreciation & amortization	216.3	10.5	6.3	233.1
Segment EBITDA	429.9	24.2	6.9	461.0
Adjustments (3)	24.1	(3.5)	0.4	21.0
Adjusted Segment EBITDA	$454.0	$20.7	$7.3	$482.0

Segment EBITDA Margins	18.0%	27.6%		16.9%
Adj. Segment EBITDA Margins	19.8%	23.6%		18.3%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 11 for adjustments

Reconciliation for the Quarter Ended June 30, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$3,072.8	$1,650.1	$8.6	$(41.5)	$4,690.0
Less: Trade sales	(100.0)	-	-	-	(100.0)
Adjusted Segment Sales	$2,972.8	$1,650.1	$8.6	$(41.5)	$4,590.0

Segment income (1)	$392.7	$91.0	$1.6	$-	$485.3
Non-allocated expenses	-	-	-	(24.4)	(24.4)
Depreciation & amortization	241.4	140.7	-	3.2	385.3
Segment EBITDA	634.1	231.7	1.6	(21.2)	846.2
Adjustments (2)	10.3	1.6	(1.6)	1.0	11.3
Adjusted Segment EBITDA	$644.4	$233.3	$-	$(20.2)	$857.5

Segment EBITDA Margins	20.6%	14.0%
Adj. Segment EBITDA Margins	21.7%	14.1%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 11 for adjustments

Corrugated Reconciliation for the Quarter Ended June 30, 2019
	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,690.5	$102.8	$279.5	$3,072.8
Less: Trade sales	(100.0)	-	-	(100.0)
Adjusted Segment Sales	$2,590.5	$102.8	$279.5	$2,972.8

Segment income (2)	$368.9	$8.9	$14.9	$392.7
Depreciation & amortization	223.7	14.3	3.4	241.4
Segment EBITDA	592.6	23.2	18.3	634.1
Adjustments (3)	4.8	5.5	-	10.3
Adjusted Segment EBITDA	$597.4	$28.7	$18.3	$644.4

Segment EBITDA Margins	22.0%	22.6%		20.6%
Adj. Segment EBITDA Margins	23.1%	27.9%		21.7%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income (loss) includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 11 for adjustments

Reconciliation for the Quarter Ended March 31, 2020

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,882.5	$1,616.3	$-	$(51.5)	$4,447.3
Less: Trade sales	(96.2)	-	-	-	(96.2)
Adjusted Segment Sales	$2,786.3	$1,616.3	$-	$(51.5)	$4,351.1

Segment income (1)	$244.5	$90.8	$-	$-	$335.3
Non-allocated expenses	-	-	-	(17.6)	(17.6)
Depreciation & amortization	239.6	133.2	-	1.7	374.5
Segment EBITDA	484.1	224.0	-	(15.9)	692.2
Adjustments (2)	18.2	(2.0)	-	-	16.2
Adjusted Segment EBITDA	$502.3	$222.0	$-	$(15.9)	$708.4

Segment EBITDA Margins	16.8%	13.9%
Adj. Segment EBITDA Margins	18.0%	13.7%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended March 31, 2020
	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,542.9	$100.7	$238.9	$2,882.5
Less: Trade sales	(96.2)	-	-	(96.2)
Adjusted Segment Sales	$2,446.7	$100.7	$238.9	$2,786.3

Segment income (2)	$228.4	$13.4	$2.7	$244.5
Depreciation & amortization	221.1	12.2	6.3	239.6
Segment EBITDA	449.5	25.6	9.0	484.1
Adjustments (3)	15.9	2.3	-	18.2
Adjusted Segment EBITDA	$465.4	$27.9	$9.0	$502.3

Segment EBITDA Margins	17.7%	25.4%		16.8%
Adj. Segment EBITDA Margins	19.0%	27.7%		18.0%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 12 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three months ended June 30, 2020 and June 30, 2019 (in millions):

	Three Months Ended
	June 30, 2020	June 30, 2019
Net cash provided by operating activities	$740.2	$734.6
Plus: Cash Restructuring and other costs, net of
income tax benefit of $3.9 and $4.7	11.8	14.6
Adjusted Operating Cash Flow	752.0	749.2
Less: Capital expenditures	(244.0)	(351.4)
Adjusted Free Cash Flow	$508.0	$397.8

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
John Pensec, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com